Exhibit 99.1

Medicine Man Technologies Releases Update on 2nd Quarter Interim Activity

DENVER, CO -- (Globenewswire) – June 14, 2017 -- Medicine Man Technologies Inc. (OTCQB: MDCL), one of the country's leading cannabis branding and consulting companies provided an update today regarding its second quarter interim activity.

Brett Roper, the Company’s newly appointed CEO and co-founder stated, “Our team continues to experience a substantial number of inquiries from both national and international groups seeking our advice and services as the Cannabis industry as a whole seems to be building on a positive outlook for products and services. These inquiries have resulted in several new service agreements and product sales in addition to the generation of many new relationship leads we are currently exploring. We believe it in our shareholder’s best interest to provide a public interim report of activity we have generated during this second quarter of FY 2017. I feel that this specific increase in activity is indicative our Company’s potential for future growth.”

US Consulting, Licensing, and Cultivation MAX Services

The Company is pleased to announce that it has added several new clients this quarter including two (2) Ohio based large cultivation application groups and four (4) Arkansas based cultivation application groups. As a result of these Arkansas and Ohio cultivation clients, we are now at capacity for these states. We also added two (2) Arkansas based dispensary application groups (noting we do have limited additional capacity), two (2) California Cultivation MAX client, two (2) Michigan cultivation/processor application groups and, one (1) new Florida based vertically integrated application group. Revenue generation for the Company is expected to run through the entirety of the general application process as determined by each state.

We are continuing to move ahead with our Denver Consulting Group acquisition, anticipating initial team integration work to begin this next week as we work to complete our due diligence and financial audit work. During this interim period we will be entering into a provisional managed services agreement similar to the one initiated with Success Nutrients in March of this year so we can accelerate integration of our teams in preparation for new client support in the near future. We believe the combination our two organizations experience will generate significant new opportunity as well as bring new team resources to our Company as we continue to pursue our national expansion agenda.

Our first two Nevada Cultivation MAX clients are well into their first harvest cycles and we expect revenue generated from these operations to begin sometime this fall.

International Services

Our Puerto Rico licensure client just completed their initial training here in Denver and expects to wrap up construction of their cultivation facilities utilizing our designs and begin cultivation operations in the fall of this year.

We have also initiated paid support for a South Africa based client this past week and expect to enter in a provisional support license agreement shortly as that country’s medical cannabis position evolves.

We have fielded an inquiry from a substantial group for exclusive deployment of our cultivation services in Canada and are now reviewing a potential teaming agreement that includes some US based opportunities.

Success Nutrients Update

As we enter our second quarter the Company is pleased to announce that our Success Nutrients line is now being carried in five new supply store groups in Colorado including Grow Generation, Way to Grow, Cultivate, Cost Plus Hydro and Grow Your Own. We expect the initial eight locations represented by these group to grow significantly over time as we also consider expansion into other Colorado operations. Additionally, we have added our first California presence with Pacific Coast Hydro and are exploring the establishment of a physical presence on the west coast later this summer.

We expect to be working with Greg Gamet and Justin Jones, current Denver Consulting Group owners to increase our overall presence on the West Coast for both our nutrients as well as other industry based services as we continue to field numerous inquiries for our products as well as services nationally. We have already begun to see an increase in general west coast inquires for our Three-A-Light publication as well as Success Nutrients.

We are in the final beta testing stage of our Three-A-Light application that we expect to be deploying nationally later this summer which will provide our grower followers and partners an excellent management tool that will provide easy access to our newly established customer service center in Denver, Colorado.

1

Brand Warehouse Update

As a featured presenter at the May MJ Business event (Washington DC) and National Cannabis Industry Association gathering (in Oakland CA in June), we continue to field inquiries from groups in need of guidance and support of various Cannabis related initiatives nationally. While no assurances can be provided, we expect to generate additional business opportunities and related income from these inquiries as we continue to expand our presence nationally.

We are continuing to search out other potential acquisitions in all aspects of the Cannabis industry and expect to research several other new opportunities as we complete 2017, including one we are presently discussing with a current valued partner in the extraction and processing advisory business.

Investor Relations Update

The Company has committed to engaging KCSA Strategic Services based in New York City for its Investor Relations needs, anticipating services to begin in July.

In summary, we expect to continue to grow our quarterly top line sales this year while working to expand our national as well as international presence while focusing on the creation of shareholder value as well as cash flow sufficiency.

About Medicine Man Technologies, Inc.

Established in March 2014, the Company secured its first client/licensee in April 2014. To date, the Company has provided guidance for several clients that have successfully secured licenses to operate cannabis businesses within their state. It currently has twenty eight active clients in 12 states and Puerto Rico, focusing on working with clients to 1) utilize its experience, technology, and training to help secure a license in states with newly emerging regulations, 2) deploy the Company's highly effective variable capacity constant harvest cultivation practices through its deployment of Cultivation MAX, and eliminate the liability of single grower dependence, 3) avoid the costly mistakes generally made in start-up, 4) stay engaged with an ever expanding team of licensees and partners, all focused on quality and safety that will 'share' the ever-improving experience and knowledge of the network, and 5) continuing the expansion of its Brands Warehouse concept.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common and preferred stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by the Company with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, the Medicine Man Technologies may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general stock market conditions. Reference is hereby made to cautionary statements set forth in the Company's most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

Contact Information

info@medicinemantechnologies.com

(303) 371-0387

2